Exhibit 10(rr)

____________ Deferred Stock Units    Date of Grant: May 24, 2016

DEFERRED STOCK UNIT AWARD

DENBURY RESOURCES INC.

DIRECTOR DEFERRED COMPENSATION PLAN
(WITH RESPECT TO DEFERRED LONG TERM INCENTIVE AWARDS)

THIS DEFERRED STOCK UNIT AWARD (this “Award”) is made effective on the Date of Grant by Denbury Resources Inc. (the “Company”) in favor of _________ (“Holder”), a non-employee member of the Board of Directors (“Board”) of the Company.

WHEREAS, the Holder completed a Long Term Incentive Award Deferral Election Form with respect to the directly preceding calendar year (“Election”), pursuant to Section 8(b) of the Denbury Resources Inc. Director Deferred Compensation Plan, as amended and/or restated (“Plan”), and timely filed such Election with the Company as required under the Plan with respect to the directly preceding calendar year for services rendered as a Board member during the current calendar year;

WHEREAS, consistent with any Election made by the Holder, the Company desires to grant to the Holder certain number of Deferred Stock Units set forth below for services rendered by the Holder to the Company as a member of the Board in accordance with the terms of the Plan, substantially equal in value to an equivalent number of whole shares of “Common Stock” (as defined below) on the Date of Grant, which vested Deferred Stock Units shall be paid as specified in this Award and the Plan;

WHEREAS, for purposes of this Award, “Common Stock” means shares of the common stock of the Company that are registered by the Company under the 2004 Omnibus Stock and Incentive Plan for Denbury Resources Inc., as amended and/or restated (the “Incentive Plan”);

WHEREAS, notwithstanding the directly preceding clause concerning the Incentive Plan, the Company and Holder understand and agree that the provisions of the Incentive Plan shall not apply to this Award, except as explicitly provided in the Plan;

WHEREAS, in accordance with the provisions of Section 8(a)(2) of the Plan, the Award DSUs will be issued by the Company in the Holder’s name and credited to the Holder’s Deferred Stock Unit Account under the Plan until such time as a Distribution Event occurs, after which time the Company shall make delivery of Common Stock for any Vested DSUs, in accordance with the terms of this Award and the Plan; and

WHEREAS, the Company and Holder understand and agree that this Award is in all respects subject to the terms, definitions and provisions of the Plan and the applicable Election, all of which are incorporated herein by reference, except to the extent otherwise expressly provided in this Award.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties agree as follows:

1.    Deferred Stock Unit Award. The Company hereby grants and delivers to the Holder an aggregate of _____________________________ Deferred Stock Units (“Award DSUs”) on the terms and conditions set forth in the Plan and supplemented in this Award, including, without limitation, the restrictions more specifically set forth in Sections 2 and 6 below. Such Award DSUs shall be credited to the Holder’s Deferred Stock Unit Account. The Award DSUs shall be adjusted from time to time as provided in the Plan.

2.    Vesting of Award DSUs. The restrictions on the Award DSUs shall lapse (Award DSUs to which restrictions have lapsed being herein referred to as “Vested DSUs”) and such Award DSUs shall become non-forfeitable on the occurrence (if any) of the earliest of the dates set forth in (a) through (d) below (“Vesting Dates”):

(a)	May 23, 2017;

(b)    the date of Holder’s death or Disability;
(c)    the date of a Change of Control; and

(d)	the date of a Post-Separation Change of Control.
For purposes of this Award, the term “Post-Separation Change of Control” means a Change of Control that occurs following Holder’s Separation, but where such Separation resulted from the Commencement of the Change of Control prior to Holder’s Separation. For all purposes of this Award, the term “Commencement of the Change of Control” shall mean the date on which any material action, including without limitation through a written offer, open-market bid, corporate action, proxy solicitation or otherwise, is taken by a “person” (as defined in Section 13(d) or Section 14(d)(2) of the 1934 Act), or a “group” (as defined in Section 13(d)(3) of the 1934 Act), or their affiliates, to commence efforts that, within 12 months after the date of such material action, leads to a Change of Control involving such person, group, or their affiliates.

3.    Restrictions - Forfeiture of Award DSUs. The Award DSUs are subject to restrictions including that all rights of Holder to any DSUs which have not become Vested DSUs shall automatically, and without notice, terminate and shall be permanently forfeited on the date of Holder’s Separation (other than by death or Disability). Notwithstanding the foregoing, if there is an applicable Post-Separation Change of Control, the previously forfeited Award DSUs (and any corresponding Dividend Equivalents) shall be reinstated and become vested and, for all purposes of this Award, Holder will be deemed to have Separated on the day after such Post-Separation Change of Control.

4.    Withholding and Taxes. There will be no tax withholding with respect to this Award. The Award is not subject to Section 83 of the Code, relating to certain transfers of property, and Holder agrees and warrants that Holder will not make an election under Section 83(b) with respect to the Award.

5,    Section 409A of the Code. The Company and Holder intend that this Award will be administered in accordance with Section 409A of the Code by the Committee. To the extent that any provision of this Award is ambiguous as to its compliance with Section 409A of the Code, the provision shall be read by the Committee in such a manner so that all payments hereunder comply with (or are exempt from, as appropriate) Section 409A of the Code. Specifically, Separation shall mean a “separation from service” within the meaning of Treasury Regulation 1.409A-9(h) and Disability shall mean a Disability that satisfies the requirements of Treasury Regulation 1.409A-3(i)(4). The Holder agrees that this Award may be amended unilaterally by the Company, as may be reasonably requested by either party, and as may be necessary to fully comply with Section 409A of the Code (and all related rules and regulations) in order to preserve the tax treatment to the extent possible of any payments and benefits provided by this Award. Notwithstanding the foregoing, the Company makes no representation or warranty, and the Holder acknowledges and agrees that the Company, the Board, the Committee and all other persons who have involvement with the operation and administration of this Plan and this Award shall have no liability to the Holder or any other person for violations of Section 409A of the Code if any provisions relating to the Plan, the Election or this Award are determined to constitute deferred compensation subject to penalties and other related taxes under Section 409A of the Code.

6.    Rights of Holder and Delivery of Vested Shares. No Common Stock shall be issued at the time this Award is granted, and the Company will not be required to set aside any funds or any property of the Company (or otherwise) for the payment of this Award. The Holder has no voting or dividend rights with respect to any Award DSUs or any other rights of a shareholder of Common Stock until after a Distribution Event. However, in lieu of the right to receive regular cash or stock dividends (Dividends) relative to such Award DSU, during the restricted period, the Holder is entitled to a Dividend Equivalent whenever the Company pays a Dividend on the shares of Common Stock underlying the Award DSUs, in each case in accordance with, and subject to, the terms of the Plan and this Award. Pursuant to the Deferral Election, the Committee shall deliver Common Stock relating to any and all Vested DSUs granted under this Award to the Holder as soon as reasonably possible upon the occurrence of a Distribution Event (“Payment Period”), and in no event later than the number of days specified in the Plan with respect to such Distribution Event; provided, however, that if any Payment Period overlaps any two (2) calendar years, the Holder shall be paid as provided in the Plan during the second (2nd) calendar year after the occurrence of a Distribution Event. After the transfer of any Common Stock on the books and records of the Company upon the occurrence of a Distribution Event, the Holder agrees to hold and retain the required amount of Common Stock as specified in the Company’s stock ownership guidelines, as potentially modified from time to time. In the event a beneficiary is entitled to any benefits of the Holder, payment of any Common Stock shall be effectuated as provided in a beneficiary designation as soon as possible after the death of the Holder.

7.    No Transfers Permitted. The rights under this Award are not transferable by the Holder other than as set forth in the Plan.

8.    No Right To Continued Board Service. Neither the Plan nor this Award shall confer upon the Holder any right to continue to serve as a Director, nor shall they interfere in any way with Holder’s right to resign or otherwise terminate participation on the Board.

9.    Governing Law. Without limitation, this Award shall be construed and enforced in accordance with, and be governed by, the laws of Delaware.

10.    Binding Effect. This Award shall inure to the benefit of and be binding upon the heirs, executors, administrators, and permitted successors and assigns of the parties hereto.

11.    Severability. If any provision of this Award is declared or found to be illegal, unenforceable or void, in whole or in part, the remainder of this Award will not be affected by such declaration or finding and each such provision not so affected will be enforced to the fullest extent permitted by law.

12.    Committee Authority. This Award shall be administered by the Committee, which shall adopt rules and regulations for carrying out the purposes of the Award and, without limitation,

may delegate all of what, in its sole discretion, it determines to be ministerial duties to the Administrator; provided, further, that the determinations under, and the interpretations of, any provision of the Award by the Committee shall, in all cases, be in its sole discretion, and shall be final and conclusive.

13.    Compliance with Securities Laws. Notwithstanding any provision of this Award to the contrary, the issuance of Common Stock will be subject to compliance with all applicable requirements of federal, state, or foreign law with respect to such securities and with the requirements of any stock exchange or market system upon which the Common Stock may then be listed. No Common Stock will be issued hereunder if such issuance would constitute a violation of any applicable federal, state, or foreign securities laws or other laws or regulations or the requirements of any stock exchange or market system upon which the Common Stock may then be listed. In addition, Common Stock will not be issued hereunder unless (a) a registration statement under the Securities Act is at the time of issuance in effect with respect to the shares issued or (b) in the opinion of legal counsel of the Company, the shares issued may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. THE HOLDER IS CAUTIONED THAT DELIVERY OF COMMON STOCK UPON THE VESTING OF AWARD DSUs GRANTED PURSUANT TO THIS AWARD MAY NOT OCCUR UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares of Common Stock subject to the Award will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained. As a condition to any issuance hereunder, the Company may require you to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company. From time to time, the Board and appropriate officers of the Company are authorized to take the actions necessary and appropriate to file required documents with governmental authorities, stock exchanges, and other appropriate persons to make shares of Common Stock available for issuance.

IN WITNESS WHEREOF, the Company has caused this Award to be executed on its behalf by its duly authorized representatives on the Date of Grant.

DENBURY RESOURCES INC.

Per:
Phil Rykhoek, President and Chief Executive Officer

Per:
Mark Allen, Senior Vice President and Chief Financial Officer

Acknowledgment

The undersigned hereby acknowledges (i) receipt of this Award, (ii) the opportunity to review the Plan, (iii) the opportunity to discuss this Award with a representative of the Company, and the undersigned’s personal advisors, to the extent the undersigned deems necessary or appropriate, (iv) the understanding of the terms and provisions of the Award and the Plan, and (v) the understanding that, by the undersigned’s signature below, the undersigned is agreeing to be bound by all of the terms and provisions of this Award and the Plan.
Without limitation, the undersigned agrees to accept as binding, conclusive and final all decisions or interpretations (including, without limitation, all interpretations of the meaning of the provisions of the Plan, or this Award, or both) of the Committee or the Administrator regarding any questions arising under the Plan, or this Award, or both.

Dated:____________________________________

[Holder]